UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of report: September 4, 2003
                        (Date of earliest event reported)


                             TRIARC COMPANIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-2207                  38-0471180
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    (State or other                 (Commission                (I.R.S. Employer
    jurisdiction of                   File No.)              Identification No.)
    incorporation)


                       280 PARK AVENUE, NEW YORK, NY 10017
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (212) 451-3000


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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INTRODUCTORY NOTE

The information in this report, including exhibits, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, the information in this report, including exhibits, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1     Information Statement, dated September 2, 2003


ITEM 9.  REGULATION FD DISCLOSURE

On August 11, 2003, the Board of Directors of Triarc Companies, Inc. (the "Company") declared a special stock dividend (the "Stock Dividend") on the Company's Class A Common Stock consisting of two shares of a newly designated Class B Common Stock, Series 1, par value $0.10 per share (the "Class B Common Stock"), for each share of Class A Common Stock outstanding at the close of business on August 21, 2003 (the "Record Date"). The Stock Dividend is payable on September 4, 2003 to holders of record of shares of Class A Common Stock at the close of business on the Record Date.

In connection with the Stock Dividend, the Company furnished an Information Statement to stockholders of record as of the Record Date for informational purposes only; no vote, consent or other action of stockholders is required in connection with the declaration and payment of the Stock Dividend. A copy of the Information Statement is furnished as Exhibit 99.1 to this report.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                   TRIARC COMPANIES, INC.

                                   By:  /s/ Brian L. Schorr
                                        ---------------------------------------
                                        Name:   Brian L. Schorr
                                        Title:  Executive Vice President
                                                and General Counsel

Dated: September 4, 2003


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                                  EXHIBIT INDEX


99.1     Information Statement, dated September 2, 2003